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                                                                  Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 13, 1994 (except with respect to the matter discussed in Note 4, as towhich the date is October 6, 1994) included in LTX Corporation's Form 10-K for the year ended July 31, 1994 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 11, 1995